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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 4 to this Registration Statement on Form SB-2 of our report dated January 27, 1997, except for the first paragraph of Note 11 which is as of February 26, 1997 and the second paragraph of Note 1 and Note 11 which are as of March 25, 1997, relating to the financial statements of DeltaPoint, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
San Jose, California
April 24, 1997